Exhibit 5.1

BOSTON     CONNECTICUT     FLORIDA     NEW JERSEY     NEW YORK     WASHINGTON, DC

May 6, 2016

Independent Bank Corp.

288 Union Street

Rockland, Massachusetts 02370

Re:	Merger of Independent Bank Corp. and New England Bancorp, Inc.

We have acted as counsel to Independent Bank Corp., a Massachusetts corporation and registered bank holding company (“Independent”), in connection with its proposed issuance of its common stock, $0.01 par value per share (the “Common Stock”), pursuant to the Agreement and Plan of Merger, dated as of March 17, 2016, by and among Independent, Rockland Trust Company, a wholly owned subsidiary of Independent, New England Bancorp, Inc., a Massachusetts corporation and registered bank holding company (“NEB”), and Bank of Cape Cod, a wholly owned subsidiary of NEB (the “Merger Agreement”). The Common Stock is being registered pursuant to a Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the “SEC”) on the date hereof (the “Registration Statement”).

We have examined originals, or copies certified or otherwise identified to our satisfaction, of the Merger Agreement, the Registration Statement, the Restated Articles of Organization and Amended and Restated Bylaws of Independent, each as currently in effect, relevant resolutions of the Board of Directors of Independent, and such other documents as we deemed necessary in order to express the opinion hereinafter set forth. In our examination of documents, we have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies, the genuineness of all signatures, the legal capacity of all natural persons, and the completeness and accuracy of the corporate records of Independent provided to us.

Based on the foregoing and assuming that the Registration Statement has been declared effective under the Securities Act of 1933, as amended (the “Securities Act”), we are of the opinion that when issued as described in the Registration Statement, including the Prospectus relating to the Common Stock (the “Prospectus”), the Common Stock will be legally issued, fully paid and non-assessable.

We consent to use of this opinion as an Exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Day Pitney LLP

Day Pitney LLP